EXHIBIT 10.30


                     BUSINESS CONSULTANT SERVICES AGREEMENT
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      This Agreement (this "Agreement") is entered into and effective as of
September 23, 2005 (the "Effective Date") by and between BigString Corporation, a company incorporated under the laws of the State of Delaware, having its principal office at 2150 Highway 35, Sea Girt, NJ 08750 (the "Company"), and Shefts Associates, Inc., having its principal place of business at 160 Summit Avenue, Montvale, NJ 07645 (the "Consultant").

                                    RECITALS:

      WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the retention of the Consultant by the Company;

      NOW, THEREFORE, in consideration of the mutual covenants herein described, the parties hereto mutually agree as follows:

      1. SCOPE OF SERVICES TO BE PROVIDED. The Company hereby retains the Consultant to provide from its office at the address specified above, or such other location as is chosen by the Consultant, general business consulting services regarding all aspects of the Company's business, including, but not limited to, management, accounting, product development, product enhancement, marketing, sales, advertising, employment of others, day-to-day operations, business development, business growth, and general business and administrative procedures and processes (the "Services"). The Consultant has advised the Company that tax and/or legal advice is specifically excluded from the scope of the Services the Consultant will provide to the Company under this Agreement. The Consultant will not, without specific approval of the Company's President and Chief Executive Officer, contractually obligate the Company to do or refrain from any act.

      2. DUTIES. The Consultant hereby agrees to devote such time, attention, skills and efforts to the provision of the Services to be provided hereunder as may be mutually agreed upon by the parties from time to time. Notwithstanding the foregoing, the Company acknowledges that the Consultant has other business interests and hereby consents to the continuation of those interests and relationships.

      3. TERM. The term of this Agreement will commence on the Effective Date and continue for a period of one (1) year from the Effective Date.

      4. COMPENSATION.

          4.1. Cash Retainer. As partial consideration for the Services to be provided by the Consultant to the Company hereunder during the term of this Agreement, the Company shall pay to the Consultant on the Effective Date, a non-refundable retainer fee of $25,000 (the "Retainer Fee"). The Consultant shall be entitled to retain the Retainer Fee irrespective of whether the Company has required the Consultant to perform sufficient Services during the term of this Agreement to account for the retainer. The Consultant shall invoice and account to the Company on a monthly basis for the Services provided by Mark Shefts at an hourly rate of $175 per hour. If the services of other representatives of the Consultant are required by the Company,

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then those representatives will be invoiced and accounted to the Company on a monthly basis at $100 per hour. The $25,000 Retainer Fee will be applied toward monthly invoices until the $25,000 amount is fully used or the earlier termination or expiration of this Agreement. Any monies owed to the Consultant which exceed the amount of the Retainer Fee shall be paid promptly after the receipt of the Consultant's invoice. The parties may mutually agree on a flat fee on major projects to be worked on by the Consultant.

          4.2. Warrants to Purchase Shares of the Company's Common Stock and Registration of Such Shares. Contemporaneously with the execution of this Agreement by the parties hereto, the Company shall grant to the Consultant a fully-vested Warrant to purchase 1,246,707 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), at an exercise price of $.16 per share ("Warrant 1"). A copy of the form of Warrant 1 is annexed hereto as Appendix A. In addition, contemporaneously with the execution of this Agreement by the parties hereto, the Company shall grant to the Consultant a fully-vested Warrant to purchase 1,196,838 shares of Common Stock at an exercise price of $.20 per share ("Warrant 2"). A copy of the form of Warrant 2 is annexed hereto as Appendix B. The Company has agreed to take all action reasonably necessary for the inclusion of the shares of Common Stock underlying Warrant 1 and Warrant 2 in the Company's Registration Statement on Form SB-2 that was filed with the Securities and Exchange Commission on August 29, 2005 (the "Registration Statement"). If deemed necessary by the parties, the Consultant and the Company will enter into a mutually agreeable registration rights agreement regarding the registration of the shares of Common Stock underlying Warrant 1 and Warrant 2 under the Registration Statement. The Company undertakes to maintain a current registration statement for a period of at least two years and to file all necessary amendments with the Securities and Exchange Commission.

          4.3. Other Business Services. This Agreement covers a vast array of management and other business advisory services. In the event that the Consultant introduces the Company to one or more persons or entities that result in increased revenues, decreased expenses and/or other benefits to the Company, the parties will mutually agree upon the consideration to be paid to the Consultant pursuant to a separate agreement.

      5. EXPENSES. The Company will promptly reimburse the Consultant in accordance with the Company's policies and practices for all expenses reasonably incurred by the Consultant in performance of the Consultant's duties under this Agreement. All expenses shall be pre-approved in writing by the Company.

      6. TERMINATION. Any party may terminate this Agreement at any time with five (5) days prior written notice. If terminated, the Consultant shall retain Warrants 1 and 2 and any unused portion of the Retainer Fee, and all reimbursable expenses shall be paid immediately by the Company.

      7. PRESERVATION OF CERTAIN PROVISIONS. Notwithstanding any of the other provisions of this Agreement to the contrary, Sections 8 through 16 hereof shall survive the termination of this Agreement as necessary to give full enforcement of all of the provisions of this Agreement.

      8. AGENCY. It is understood and agreed that the Consultant is an independent contractor in respect to the Consultant's relationship to the Company, and that neither the


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

Consultant nor any of its representatives is nor should be considered an agent or employee of the Company for any purpose. The Consultant agrees not to represent itself as an agent or employee of the Company at any time.

      Nothing in this Agreement will be construed or implied to create a relationship of partners, agency, joint venturers, or of employer and employee between the Consultant, or any of its representatives, and the Company.

      9. INDEPENDENT CONTRACTOR STATUS. The Consultant will have full control and discretion as to the ways and means of performing any and all of the Services to be provided under this Agreement. It is understood by the parties that in the performance of this Agreement, none of the representatives of the Consultant is in any way acting as an employee of the Company and at all times the Consultant shall be acting as an independent contractor. The Company shall not pay any contribution to social security, unemployment insurance or federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in an employer/employee relationship. The Consultant agrees to report and pay any contributions for taxes, unemployment insurance, social security and any other costs applicable to it or its representatives.

      As an independent contractor, the Consultant agrees that the Company has no obligation under the state or federal laws regarding employee liability, and that the Company's total commitment and liability under this arrangement is the performance and the fees limited as described herein.

      10. CONFIDENTIAL INFORMATION. The Consultant recognizes and acknowledges that it will have access to certain information of the Company which is confidential, including, but not limited to, financial, personnel, sales, scientific, technical and other information regarding formulas, patterns, compilations, programs, devices, methods, techniques, operations, trade secrets, plans and processes that are owned by or licensed to the Company, and that such information constitutes the Company's "Confidential Information."

      The Consultant agrees that the Company has a legitimate interest in protecting the Confidential Information. The parties agree that the Company is entitled to protection of its interests and the Consultant shall at no time, either during or subsequent to the term of this Agreement, disclose to others any Confidential Information without the prior consent of the Company, and the Consultant agrees to execute a Confidentiality/Non-Disclosure Agreement if so requested by the Company.

      The Company will own any and all Confidential Information, inventions or other proprietary rights created or discovered by the Consultant or its representatives in connection with the Consultant's performance of its duties under this Agreement. The Consultant agrees to cooperate with Company in executing any documents necessary to convey or establish title in such Confidential Information, inventions or other proprietary rights to the Company.

      The Consultant specifically agrees that it will not misuse, misappropriate, or disclose in writing, orally, or by electronic means, any trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement, or at any other time thereafter, except as is (a) required in the course of the Consultant's engagement, and (b) pre-approved by the Company.


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

      The Consultant acknowledges and agrees that the sale or unauthorized use or disclosure in writing, orally or by electronic means, of any of the Company's trade secrets obtained by the Consultant during the course of the Consultant's engagement under this Agreement, including information concerning the Company's actual or potential work, services or products, or that any such work, services or products are planned, under consideration or in production, as well as any descriptions thereof, constitute unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company, either during the term of this Agreement or at any time thereafter.

      The restrictions against disclosure and/or use of Confidential Information does not apply to information which the Consultant can demonstrate was at the time of the execution of this Agreement:

      (a)   in the public domain; or

      (b)   part of the Consultant's prior knowledge; or

      (c) learned from a third party without the breach of a confidential relationship between the third party and the Company.

      The Consultant agrees that all files, records, documents, drawings, specifications, equipment, software and similar items, whether maintained in hard copy or in electronic form, relating to the Company's business, whether prepared by the Consultant or others, are and will remain exclusively the property of the Company and that they will not be removed from the Company's premises or, if kept in electronic form, from the Company's computer systems, without the express prior written consent of the Company's President and Chief Executive Officer.

      11. DELIVERY OF DOCUMENTS UPON TERMINATION. The Consultant shall deliver to the Company at the termination of its services copies of all of the Company documents, materials and information in its possession at time of termination.

      12. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Consultant and its officers, directors, employees and representatives from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, reasonable attorney's fees and costs, that the Consultant or any officer, director, employee or representative thereof shall incur or suffer, which arise out of, result from, or relate to the performance by the Consultant of the Services to be provided hereunder or in any way relate to this Agreement; provided, however, that the Company shall not be required to indemnify the Consultant or any of its officers, directors, employees or representatives for any damages suffered by the Consultant or any such officer, director, employee or representative as a result of the Consultant's gross negligence or unlawful or fraudulent conduct in performing the Services to be provided hereunder.

      The Consultant agrees to indemnify the Company against all federal, state, and local tax liability (including penalties and interest) which may result from any federal, state, or local tax audit (including, but not limited to, income, social security, disability, and unemployment taxes) that deems the Consultant to be an employee rather than an independent contractor of the Company.


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

      13. AGREEMENT BINDING ON SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in the Agreement, "Company" shall mean the Company herein before defined and any successor to its business or assets aforementioned which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      14. ASSIGNMENT. The Company may not assign this Agreement, except to the acquiror of all or substantially all of the business assets of the Company; provided that such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in Section 13 of this Agreement. The Consultant may not assign its rights or delegate its duties or obligations under this Agreement.

      15. NOTICE. Any notices or other communication required hereunder shall be in writing and shall be deemed to have been delivered or given (a) when hand delivered, (b) one (1) business day after being sent by fax (confirmed by mail) or sent by overnight courier, and (c) five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication was given at the address set forth on page 1, which address may be changed by notice given in accordance with this Section.

        16. MISCELLANEOUS.

          16.1. Severability. If any provision of the Agreement shall be held to be invalid or unenforceable, in whole or in part, such invalid or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.

          16.2. No Oral Modification, Waiver, or Discharge. No provision to this Agreement may be modified, waived or discharged orally, but only by waiver, modification or discharge in writing signed by an authorized representative of the Consultant and such officer as may be designated by the Board of Directors of the Company to execute such a waiver, modification or discharge.

          16.3. Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, the parties hereby agree that the portion deemed invalid, enforceable or void shall, if possible, be reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purpose of validity and enforcement thereof.

          16.4. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede all previous contracts, arrangements or understandings, express or implied, between the Consultant and the Company with respect to the subject matter hereof.

          16.5. Execution in Counterparts. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

          16.6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without application of its conflict of laws rules. The parties hereby submit to the exclusive jurisdiction


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and venue of the courts of the State of New Jersey or the United States District
Court for the District of New Jersey for purposes of any legal action.

          16.7. Headings. The section headings herein are for convenience only and shall not affect the interpretation or construction of this Agreement.

          16.8. Further Assurances. Each party shall cooperate with and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

      The parties hereby execute this Agreement as of the Effective Date.

COMPANY:                                          CONSULTANT:

BIGSTR1NG CORPORATION                             SHEFTS ASSOCIATES ,INC.



   By:  /s/ Darin M. Myman                           By:  /s/ Mark Shefts
        --------------------------------------            ----------------------
 Name:  Darin M. Myman                             Name:  Mark Shefts
Title:  President and Chief Executive Officer     Title:  Managing Director




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